Exhibit 3.1

UEN: 202013739N
REPUBLIC OF SINGAPORE ALR TECHNOLOGIES SG LTD. (PUBLIC COMPANY LIMITED BY SHARES)
CONSTITUTION OF ALR TECHNOLOGIES SG LTD.
Lodged in the office of the Accounting & Corporate Regulatory Authority of Singapore

TABLE OF CONTENTS

HEADINGS PAGE

NAME	1
REGISTERED OFFICE	1
LIABILITY OF MEMBERS	1
SHARE CAPITAL	1
OBJECTS AND POWERS	2
PRELIMINARY	2
PUBLIC COMPANY	3
SHARES	3
SHARE CERTIFICATES	4
CALLS	5
FORFEITURE OF SHARES	5
LIEN ON SHARES	6
TRANSFER AND TRANSMISSION OF SHARES	7
INCREASE AND REDUCTION OF CAPITAL	8
SUB-DIVISION, CONSOLIDATION, CONVERSION AND REDENOMINATION	9
BORROWING POWERS	9
GENERAL MEETINGS	10
PROCEEDINGS AT GENERAL MEETINGS	12
VOTES AT GENERAL MEETING	13
DIRECTORS	14
POWERS OF DIRECTORS	15
PROCEEDINGS OF DIRECTORS	17
THE SEAL	18
MINUTES	18
AUTHENTICATION OF DOCUMENTS	19
DIVIDENDS AND RESERVE FUND	19
CAPITALISATION	20
FINANCIAL STATEMENTS	20
AUDIT AND AUDITORS	21
SECRETARY	21
NOTICE	21
INDEMNITY	23
WINDING UP	23

THE COMPANIES ACT 1967 OF SINGAPORE

__________

PUBLIC COMPANY LIMITED BY SHARES

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CONSTITUTION

OF

ALR TECHNOLOGIES SG LTD.

(Adopted by Special Resolution passed on 12 September 2022)

NAME
1.	The name of the Company is ALR Technologies SG Ltd.	Name
REGISTERED OFFICE
2.	The registered office of the Company is situated in the Republic of Singapore.	Registered Office
LIABILITY OF MEMBERS
3.	The liability of the member(s) is limited.	Liability of members
SHARE CAPITAL
4.	The Company shall have power to increase or reduce its capital, to consolidate or sub-divide the shares forming its original share capital and to divide such shares into several classes with any preferential, deferred, qualified, special or other rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise attached to them as may be determined by, or in accordance with, the regulations for the time being of the Company.	Share Capital

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OBJECTS AND POWERS
5.	The objects of the Company are to carry on or undertake any business or activity, do any act or enter into any transaction that are not prohibited under any law for the time being in force in the Republic of Singapore.		General objects
	The object of the Company is to market, sell and distribute its diabetes care products and any other activities that are not prohibited under any law for the time being in force in the Republic of Singapore.		Objects and principal activities of Company
6.	The Company shall have all such powers as are permitted by law for the time being in force in the Republic of Singapore which are necessary or conducive to the conduct, promotion or attainment of the objects of the Company.		General powers
PRELIMINARY
7.	No part of the model constitutions prescribed under the Act shall apply to the Company except so far as the same are repeated or contained in this Constitution.		Provisions of model constitutions shall not apply
8.	In this Constitution, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.		Interpretation
	WORDS	MEANINGS
	The Company	ALR TECHNOLOGIES SG LTD.
	The Act	The Companies Act 1967 of Singapore or any other statutory modification or re-enactment thereof.
	This Constitution	This Constitution as originally framed or as altered from time to time by special resolution.
	The Director(s)	The director(s) for the time being of the Company. A reference in this Constitution to the Directors or to any act to be done by the Directors, shall where the Company has only one Director, be construed to be a reference to that Director, and a reference to the doing of that act by that Director, respectively. Any act to be done by a single Director may be done by his alternate Director appointed and acting in accordance with the provisions of this Constitution.
	The Office	The registered office for the time being of the Company.
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	The Register	The register of members to be kept pursuant to the Act.
	The Seal	The common seal of the Company.
	The Secretary	Any person appointed to perform the duties of the secretary of the Company.
	Accounting Standards	Accounting Standard means an accounting standard made or formulated under the Accounting Standards Act 2007,
	Member	A registered holder of shares in the Company. A reference in this Constitution to the members or to any act to be done by the members, shall where the Company has only one member, be construed to be a reference to that member, and a reference to the doing of that act by that member, respectively.
	month	Calendar month.
	year	Calendar year.
The expression “paid-up” includes credited as paid-up.
Expressions referring to writing shall, unless the contrary intention appears, be construed as including reference to printing, lithography, photography and any other modes of representing or reproducing words in visible form.
Words importing the singular number only shall include the plural number and vice versa.
Words importing the masculine gender only shall include the feminine gender and vice versa.
Words importing persons shall include corporations.
Subject as aforesaid, any words or expressions defined in the Act shall, where not inconsistent with the subject or context, bear the same meaning in this Constitution.
PUBLIC COMPANY
9.	The Company is a public company limited by shares.		Public Company
SHARES
10.	Subject to this Constitution, the first allotment and issue of shares shall be under the control of the Directors, who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as they shall think fit.		First allotment
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11.	Subject to the Act, no shares may be issued by the Directors without the prior approval of the Company in general meeting. Without prejudice to any special rights previously conferred on the holders of any existing shares or classes of shares but subject to the Act, shares in the Company may be issued by the Directors and any such share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the Company may from time to time by ordinary resolution determine	Issue of shares
12.	The Company may issue shares for which no consideration is payable to the Company.	Issue of shares for no consideration
13.	Subject to the provisions of this Constitution and the Act, any preference share may, with the sanction of an ordinary resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.	Preference shares
14.

If two or more persons are registered as joint holders of any share,

(a)       they shall be severally as well as jointly liable for any call or other liability in respect of such share, but any one of them may give effectual receipts for any dividends, bonuses, or other moneys payable in respect of such shares.

(b)       the first name in the Register shall, however, as regards service of notices and delivery of certificates and dividend warrants, be deemed to be the sole owner of such share.

Joint Holder of shares
15.	Subject to the provisions of this Constitution and except as required by law, the Company shall not be bound by or recognise any contingent, future, partial or equitable interest in the nature of a trust or otherwise in any shares or any interest in any fractional part of a share, or any other right in respect of any share, except an absolute right thereto in the person for the time being registered as the owner thereof.	No trust recognised
16.	No person shall exercise any rights of a member until his name shall have been entered in the Register and he shall have paid all calls and other moneys for the time being due and payable on any share held by him.	Exercise of rights of members
17.	No part of the funds of the Company shall directly or indirectly be employed by the Directors or the Company in the purchase of, or in loans upon the security of, the Company's shares except as allowed by law.	Company's funds not to be lent on Company's shares
SHARE CERTIFICATES
18.	Every member whose name has been entered in the Register shall without payment be entitled to one certificate specifying the class of shares held by him, whether the shares are fully or partly paid up and the amount (if any) unpaid thereon, provided that in the case of joint holders, the Company shall not be bound to issue more than one certificate to all the joint holders. The certificate shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.	Registered member entitled to share certificate
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19.	If any such certificate shall be worn out or lost, it may be renewed, in case of wearing out, on delivery up of the old certificate and, in the case of loss, on such evidence being produced and on execution of such indemnity as the Directors may require and in either case on payment of such sum not exceeding Two Singapore Dollars (S$2/-) as the Directors may from time to time require.	New certificates may be issued
CALLS
20.	Subject to the provisions of this Constitution, all calls on shares shall be made by and at the discretion of the Directors, and shall be payable at such times and places and by instalments or otherwise as the Directors may appoint.	Directors may make calls
21.	When any call is made, 14 days' notice in writing shall be sent to every person liable to pay the same, specifying the time and place of payment and to whom such call shall be paid.	Notice of calls
22.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.	When call deemed made
23.	Any member may, with the sanction of the Directors and upon such terms as to payment of dividends or interest and otherwise as the Directors shall determine, make payments in advance of calls.	Payment of calls in advance
24.	If before or on the day appointed for payment thereof a call payable in respect of a share is not paid, the holder for the time being of the share shall pay interest on the amount of the call at the rate of 8% per annum from the day appointed for payment thereof to the time of actual payment.	Interest on unpaid call
25.	Any sum which by the terms of issue of a share is made payable on allotment or on any fixed date shall for all purposes of the provisions of this Constitution be deemed to be a call duly made and payable on the date for payment, and in case of non-payment the provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum were a call duly made and notified as hereby provided.	Sums payable on allotment deemed a call
FORFEITURE OF SHARES
26.	Whenever the whole or any part of any call shall not have been paid on or before the day appointed for the payment thereof, the Directors may at any time thereafter, during such time as the call or any part thereof remains unpaid, send a notice requiring payment of such call, or such thereof as remains unpaid, together with interest at 8% per annum and any expenses that may have accrued by reason of such non-payment by a specified day not being less than 14 days after the service of the said notice, and at the place where the calls of the Company are usually made payable. Such notice shall state that, in the event of non-payment at or before the time and at the place appointed, the share(s) in respect of which such calls was made will be liable to be forfeited without further notice.	Notice to be given of intended forfeiture
27.	If the requirements of any such notice shall not be complied with, any share in respect of which such notice has been given may, at any time after the expiry of the period for payment required by the notice, and before the payment required by the notice has been made, be forfeited by resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.	On non-compliance with notice, shares may be forfeited on resolution of Directors
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28.	When any share has been forfeited in accordance with the provisions of this Constitution, notice of the forfeiture shall forthwith be given to the holder of the share, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register opposite to the share; but the provisions of this Constitution are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give notice or to make such entry as aforesaid.	Notice of forfeiture to be given and entered on Register
29.	Every share which shall be forfeited shall thereupon become the property of the Company, and may be either sold or re-allotted, or otherwise disposed of either to the person who was before the forfeiture the holder thereof or entitled thereto, or to any member, upon such terms and in such manner as the Directors shall think fit.	Shares forfeited belong to Company
30.	Until any share so forfeited shall be sold, re-allotted or otherwise disposed of, the forfeiture thereof may at the discretion and by resolution of the Directors be rescinded on such terms as the Directors may think fit.	Rescission of forfeiture
31.	Notwithstanding any such forfeiture as aforesaid, all moneys which were owing at the time of forfeiture, whether for any call, interest or expenses, and all interest and expenses to accrue in respect of such call after such forfeiture shall continue to be due from the person who was liable to pay the same at the time of forfeiture or from his representatives.	Calls and expenses recoverable after forfeiture
32.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the shares and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by the provisions of this Constitution expressly saved, or as are by the Act given or imposed in the case of past members.	Consequences of forfeiture
33.	Upon any sale or disposal after forfeiture or in purported exercise of the powers hereinafter contained or exercising a lien, the Directors may cause the purchaser's name to be entered in the Register in respect of the share(s) sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money; and after his name has been entered in the Register, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.	Title to forfeited shares
LIEN ON SHARES
34.	Except as prohibited by law, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (whether solely or jointly with others) for all calls upon such shares.	Paramount lien
35.	For the purpose of enforcing such lien, the Directors may sell the shares subject thereto to any person, but no sale shall be made until the time for such payment, fulfilment or discharge as aforesaid shall have arrived, and notice in writing of the intention to sell shall have been served on such member holding the shares or his representatives and default shall have been made by him or them in payment, fulfilment or discharge of such debt, liabilities or engagements for 14 days after such notice.	Enforcement of lien
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36.	Upon any sale being made by the Directors of any shares to satisfy the lien of the Company thereon, the proceeds shall be applied first in the payment of all costs of such sale, next in satisfaction of the debt, obligation, engagement or liability of the member to the Company, and the residue, if any, shall be paid to the said member or as he shall direct.	Proceeds of sale
TRANSFER AND TRANSMISSION OF SHARES
37.	Subject to the provisions of this Constitution, any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form which the Directors may approve and the instrument shall be executed both by or on behalf of the transferor and the transferee, and the transferor shall remain the holder of the shares transferred until the transfer is registered and the transferee's name is entered in the Register. Shares of different classes shall not be comprised in the same instrument of transfer.	Restriction on transfer
38.	All instruments of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.	Retention of transfers
39.	No shares shall in any circumstances be transferred to any infant, bankrupt or person who is mentally disordered and incapable of managing himself or his affairs but nothing herein contained shall be construed as imposing on the company any liability in respect of the registration of such transfer if the company has no actual knowledge of the same.	Person under disability
40.	Subject to the provisions of paragraph 41 of this Constitution, any share may be transferred by a member to the spouse, child or parent, brother or sister of that member, and any share of a deceased member may be transferred by his personal representatives to any widow, widower, child or parent, brother or sister of such deceased member, and shares standing in the name of the trustees of any deceased member may be transferred upon any change of trustees to the trustees for the time being of such will; and the rights of pre-emption hereinbefore conferred in by provisions of this Constitution shall not arise on the occasion of any such transfer.	Sales to non-members
41.

There shall be no restriction on the transfer of fully paid up shares except where required by law or by the rules, byelaws or listing rules of a stock exchange but the Directors may in their discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve. If the Directors shall decline to register any such transfer of shares, they shall give to both the transferor and the transferee written notice of their refusal to register as required by the Act and the listing rules of the stock exchange on which the Company’s shares are traded.

If the Directors shall refuse to register a transfer of any share, they shall, within one month from the date on which the application for transfer was made, send to the transferee a notice in writing stating the facts which are considered to justify refusal and send to both the transferor and transferee a notice of refusal as required by the Act. The Directors shall not register a transfer to a person who is known to them to be an infant or a person of unsound mind but the Directors shall not be bound to enquire into the age or soundness of mind of any transferee.

Rights to refuse registration
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42.	In the case of the death of a member whose name is entered in the Register of Members, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.	Death of member
43.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.	Rights to refuse registration to apply
44.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of this Constitution relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.	Restrictions on transfer to apply
45.	Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the Directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of this paragraph, be deemed to be joint holders of the share.	Rights of registered member to apply
INCREASE AND REDUCTION OF CAPITAL
46.	The Company in general meeting may from time to time by ordinary resolution, whether all the shares for the time being shall have been fully called up or not, issue new shares, of such issue price as the Company by the resolution authorising such increase shall direct.	Power to increase capital
47.	The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors with the like concurrence shall determine, and in particular, such shares may be issued with a preferential, qualified, or postponed right to dividends, and in the distribution of assets of the Company, and with a special or without any right of voting.	On what conditions new shares may be issued
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48.	If at any time the capital, by reason of the issue of preference shares or otherwise, is divided into different classes of shares, all or any of the rights and privileges attached to each class may be modified, commuted, abrogated or dealt with by agreement between the Company and any member of the class, provided such agreement is confirmed by a special resolution passed at a separate meeting of the holders of shares of that class, and all the provisions hereinafter contained as to general meetings shall mutatis mutandis apply to every such meeting but so that the quorum thereof shall be members holding or representing by proxy two-thirds of the total number of issued shares of the class.	Altering rights
49.	The Company in general meeting may, from time to time, by special resolution, reduce its capital by paying of capital or cancelling capital which has been lost or is unrepresented by available assets or reducing the liability on the shares or in any other way whatsoever allowed by law, as may seem expedient, and, in particular, capital may be paid off or cancelled upon the footing that the amount may be called up again or otherwise.	Reduction of capital
50.	The Company may purchase or otherwise acquire ordinary shares issued by it pursuant to the relevant provisions of the Act or any other applicable law.	Purchase of own shares
SUB-DIVISION, CONSOLIDATION, CONVERSION AND REDENOMINATION
51.

The Company may, by ordinary resolution:

(a)     consolidate and divide all or any of its share capital; or

(b)     sub-divide its existing shares, or any of them, subject, nevertheless, to the provisions of the Act, and so that, as between the resulting shares, one or more of such shares may by the resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares; or

(c)     cancel the number of shares not taken or agreed to be taken by any person; or

(d)     convert its share capital or any class of shares from one currency to another currency.

Sub-division, consolidation, cancellation, conversion and redenomination
52.	The Company may by special resolution, subject to and in accordance with the Act, convert one class of shares into another class of shares	Power to convert shares
53.	All provisions of this Constitution applicable to paid up shares shall apply to stock and the words share and shareholder or similar expression herein shall include stock or stockholder	Interpretation
BORROWING POWERS
54.	The Directors may, from time to time, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.	Powers to borrow
55.	The Directors may raise or secure the repayment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit, and, in particular, by the issue of debentures or debenture stock of the Company, perpetual or otherwise, charged upon or by mortgage, charge or lien of and on the undertaking or the whole or any part of the property of the Company (both present and future), including its uncalled capital for the time being, or by making, accepting, endorsing or executing any promissory notes or bills of exchange.	Condition of borrowing
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56.	Every debenture or other instrument for securing the payment of money may be made assignable free from any equities between the Company and the person to whom the same may be issued. Any debenture or debenture stock, bonds or other instruments or securities may be issued with any special privileges as to redemption, surrender, drawing, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.	Securities assignable free from equities
57.	The Directors shall cause a proper register to be kept, in accordance with the Act, of all mortgages and charges specifically affecting the property of the Company.	Register of Mortgage
GENERAL MEETINGS
58.	All annual general meetings of the Company shall be held in accordance with the provisions of the Act and at such place as the Directors may determine. All general meetings other than the annual general meetings are called extraordinary general meetings.	Annual general meeting
59.

An annual general meeting shall be convened and held by the Company as far as practically possible within the timelines provided in the Act and in such manner as provided by the provisions of this Constitution, upon the occurrence of any of the following events (whichever is the earliest):

(a)       If any member of the Company shall by notice or by electronic communication, sent not later than 3 months before the end of any year require the holding of an annual general meeting in that year; or

(b)       If any member or members representing at least 5% of the total voting rights of all members having the right to vote on a resolution at a general meeting of the Company shall, within 7 days after the text of a resolution to be passed by written means relating to matters routinely dealt with at or to be done in relation to an annual general meeting of the Company has been sent or made accessible to such member or members, notify the Company to hold a general meeting for that resolution; or

(c)       If any member or the auditors (if any) shall by notice to the Company, not later than 28 days from the date the financial statements, balance-sheets, and the report of the Directors and the report, if any, of the auditors and other documents required to be annexed to the balance sheet (collectively “the financial statements”), sent out to all persons entitled to receive notice of general meetings of the Company, require the holding of a general meeting for the purpose of laying out the financial statements before the Company.

Except as provided in this paragraph 59 of this Constitution, any notice to the Company shall be signed under the hand of the member or the auditors (if any) and the original notice sent to the Office or to such address as may be specified by the Company for that purpose. A notice to the Company may be made by way of other means of electronic communication only if required by the Act, or if specifically agreed between that member (or the auditors, if any) and the Company by approval of the Directors, and in all cases, subject to all such security and identification procedures as required by the Company.

60.	The Directors or any Director may call an extraordinary general meeting of the Company whenever they or he/she think(s) fit.	Directors may call extraordinary meeting
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61.	The Directors shall, on the requisition of members pursuant to paragraph 59 of this Constitution, or of members holding in the aggregate not less than one-tenth of such paid-up capital of the Company which carry voting rights, proceed to convene an extraordinary general meeting of the Company. Such requisition, duly signed by the requisitionists, stating fully the objects of the meeting, shall be deposited at the Office.	Members may requisition extraordinary meeting
62.	For the purposes of paragraphs 59 and 61 of this Constitution, any of the Company’s paid-up capital held as treasury shares shall be disregarded.
63.	If the Directors do not proceed to convene a meeting within 21 days after such deposit, the requisitionists, or any of them, holding more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting for the business described in the requisition, to be held at such time, within 3 months from the date of such deposit, and at such place as they think fit.	If Directors neglect to call meeting requisitionists may call it
64.	If at any such meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith then convene a further extraordinary general meeting for the purpose of considering the resolution and if thought fit confirming it, and if the Directors do not convene such further meeting within 7 days from the date of the passing of the first resolution, the requisitionists or a majority of them in value may themselves convene the meeting. All meetings convened by the requisitionists under this paragraph and paragraph 63 of this Constitution shall be convened in the same manner or as nearly as possible as that in which meetings are to be convened by Directors.	Directors must convene confirmatory meeting or requisitionists may if in case of neglect
65.

Subject to the provisions of the Act relating to matters requiring special notice,

(a)   At least 21 days’ written notice of any general meeting at which it is proposed to pass a special resolution shall be given to all members whose names appear on the register of members of the Company; and

(b)   at least 14 days’ prior written notice of every other general meeting of the members shall be given to all members whose names appear on the register of members of the Company.

A meeting of the members may be called by giving shorter notice with the written consent of the members subject to subject to the Act; but the accidental omission to give such notice or the non-receipt of such notice by any member shall not invalidate any resolution passed or the proceedings at any such meeting.

Notice of Meeting
66.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of sanctioning a dividend, the consideration of the financial statements, Directors’ statement and the Auditor’s reports, the election of Directors in the place of those retiring and the fixing of the remuneration of the Directors and the appointment and fixing of the remuneration of the Auditors.	Special business
67.	Any member entitled to be present and vote at a meeting or his proxy may submit any resolution to any general meeting, provided that at least for the prescribed time before the day appointed for the meeting he shall have served upon the Company a notice in writing by him containing the proposed resolution, and stating his intention to submit the same. The prescribed time above-mentioned shall be such that, between the date that the notice is served and the day appointed for the meeting, there shall be at least 15 intervening days, and for a resolution requiring special notice under the provisions of the Act, at least 29 days.	Members may submit resolution to meeting on giving notice to Company
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68.	Upon receipt of any such notice as mentioned in paragraph 67 of this Constitution, the Secretary shall include it in the notice of the meeting in any case where the notice of intention is received before the notice of the meeting is issued, and shall in any other case issue as quickly as possible to the members notice that such resolution will be proposed.	Secretary to give notice to members
PROCEEDINGS AT GENERAL MEETINGS
69.	Two members present in person or by proxy shall form a quorum but if the Company has only one member, that member shall form the quorum; and in the event of a corporation being beneficially entitled to the whole of the issued capital of the Company, one person representing the corporation shall be a quorum. No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business.	No business to be transacted unless quorum present
70.	Members may participate in a meeting by means of video conference, conference telephone or other similar communication means whereby all persons participating in the meeting can hear each other, without a member or members being in the physical presence of another member or other members, and participation in the meeting in such manner shall be deemed to constitute presence in person at such meetings. The meeting shall be deemed to be held at the place where the chairman of the meeting participates in the meeting. Voting may be done verbally or otherwise by each participant according to procedures decided by the chairman of the meeting in such manner as to permit the accurate recording of each vote.	General meeting by video conference or other similar communication
71.	If within half an hour from the time appointed for the holding of a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the member or members present shall form a quorum.	If quorum not present meeting adjourned or dissolved
72.	The chairman of the meeting, with the consent of any meeting at which a quorum is present, may adjourn the meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given in the same manner as of an original meeting. Save as aforesaid, the members shall not be entitled to any notice of the adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at an adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place.	Notice of adjournment to be given
73.	The chairman (if any) of the Directors shall preside at every general meeting, but if there be no such chairman, or if at any meeting he shall not be present within 15 minutes after the time appointed for holding the same, or shall be unwilling to act as chairman, the members present shall choose a Director, or if no Director be present, or if all the Directors present decline to take the chair, they shall choose some member present to be chairman of the meeting.	Chairman of board to preside at meeting
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74.	To the extent permitted by the Act, and save in the case of a resolution for which special notice is required, any resolution of the Company may be passed by written means in accordance with the provisions of the Act. A Special or Ordinary Resolution passed by written means may consist of several documents in the like form each signed by one or more of the Members who have the right to vote on that resolution at a General Meeting of the Company.	Resolution passed by written means
VOTES AT GENERAL MEETING
75.

At a general meeting, every resolution shall be decided on a show of hands by a majority of the members present in person or by proxy and entitled to vote, unless before or upon the declaration of the result of the show of hands a poll be demanded:-

(a)   by the chairman of the meeting;

(b)   by at least 2 members present in person or by proxy and entitled to vote;

(c)   by any member or members present in person or by proxy and representing not less than 5% of the total voting rights of all the members having the right to vote at the meeting; or

(d)   by a member or members holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 5% of the total sum paid upon all the shares conferring that right.

Unless a poll be so demanded, a declaration by the chairman of the meeting that a resolution has been carried by a particular majority, or lost, shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof without proof of the number or proportion of the votes recorded in favour of or against such resolution.

How resolution decided
76.	If a poll be demanded in the manner aforesaid it shall be taken at such meeting at which the poll is demanded without adjournment.	Polls to be taken at meeting
77.	On a show of hands, every member shall have one vote only. In case of a poll, every member shall have one vote for every share held. Votes may be given, either personally or by proxy.	Votes
78.	If any member be of unsound mind, he may vote by his committee or other legal curator, and such last mentioned persons may give their vote either personally or by proxy. If any member is a minor, he may vote by his guardian or one of his guardians, who may give his vote (or in the case of a written resolution, give his formal agreement) personally or by proxy.	Votes of lunatic members and minors
79.	Save as herein expressly provided, no person other than a member duly registered and who shall have paid everything for the time being due from him and payable to the Company in respect of his shares shall be entitled to be present or to vote on any question personally or by proxy at any general meeting. No member shall be entitled to vote at any general meeting in respect of any share that he has acquired by transfer unless the transfer duly signed, witnessed and stamped of the share in respect of which he claims to vote shall be left with the Company for registration at least 48 hours previous to the time of holding the meeting at which he proposes to vote and shall have been registered. No person not already a member, may formally agree to any written resolution, unless the transfer (duly signed, witnessed and stamped) of any share that he has acquired shall be left with the Company for registration and shall have been registered.	Members only entitled to vote if transfers registered forty-eight hours before meeting
80.	The instrument appointing a proxy shall be in writing under the hand of the appointer. A proxy need not be a member of the Company.	Instrument appointing proxy to be in writing
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81.	The instrument appointing a proxy or a Power of Attorney or other authority shall be deposited at the Office at least 48 hours before the time appointed for holding the meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect of such meeting. An instrument appointing a proxy or a Power of Attorney or other authority may also give authority to the person named in the instrument (who shall sign under hand his/her specimen signature on the instrument) to formally agree to any written resolution of the Company, for and on behalf of the appointer, and shall be valid for any written resolution, the text of which proposed resolution is sent by the Company to the members for formal agreement after the date of receipt by the Company of such instrument at the registered office of the Company.	Instrument appointing proxy to be left at Office
82.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or revocation of the proxy or transfer of the share in respect of which the vote is given, provided that no notice in writing of the death or revocation or transfer shall have been received at the Office at least one hour before the time fixed for holding the meeting.	When vote by proxy valid though authority revoked
83.

An instrument appointing a proxy shall be in the following form or as near to it as circumstances will admit:

[NAME OF COMPANY]

"I, ....................... of ....…............... being a member of [NAME OF COMPANY] appoint …….............. (with identification number: ………………) of .......................... with specimen signature: ……….……as my proxy, to vote for me and on my behalf at the [annual or extraordinary] general meeting of the Company [to be held on ............... day of ........................] and at any adjournment of such meeting and to sign and give formal agreement, for and on my behalf, to any resolution of the Company to be passed by written means,

Signed this ..……….... day of ..............……….”

Form of Proxy
84.	For the purposes of paragraphs 69 to 83 of this Constitution, any reference to a member of a company does not include the Company itself where it is such a member by virtue of its holding shares as treasury shares.
DIRECTORS
85.

Until otherwise determined by a general meeting, the number of Directors shall not be less than one who must be ordinarily resident in Singapore.

The Directors may, by a majority decision, appoint any person or persons to be Directors, who shall hold office until he is removed or the office is vacated pursuant to the provisions of this Constitution.

Number of Directors
86.	A Director shall not be required to hold any share qualification in the Company.	Director’s qualification
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87.	The remuneration of Directors acting as such, (but excluding remuneration as an employee of the Company) other than the Managing Director (or Chief Executive Officer) shall be such sums as may from time to time be decided in general meeting. All such sums shall be divided amongst the Directors as they shall determine.	Director's remuneration
88.

The office of a Director shall ipso facto be vacated:

(a)       if he is or becomes disqualified by law or by any order made under the Act;

(b)       if a receiving order is made against him or if he makes an arrangement or composition with his creditors (unless in the case of an undischarged bankrupt, he has obtained leave of court or the permission of the Official Assignee to act as Director);

(c)       if he is found to be a lunatic or becomes of unsound mind;

(d)       if he absents himself from the meetings of the Directors during a continuous period of 6 months without special leave of absence from the Directors and they pass a resolution that he has by reason of such absence vacated office; or

(e)       if by notice in writing he resigns his office.

Office of Director vacated in certain cases
89.	A Director may at any time give notice in writing to the Company of his desire to resign and such resignation shall take effect upon the expiration of such notice.	Directors may resign on giving notice
POWERS OF DIRECTORS
90.	The business of the Company shall be managed by or under the direction of the Directors.	Business of Company to be managed by Directors
91.	The Directors may exercise all the powers of a company except any power that the Act or the provisions of this Constitution require the Company to exercise in general meeting.
92.	The continuing Directors may act notwithstanding any vacancy in their body; provided always that in case the Directors shall or may at any time be reduced in number for any reason to less than the number prescribed by or in accordance with the provisions of this Constitution, it shall be lawful for the remaining Director to act as Director for the purpose of filling up vacancies in the board, but not for any other purpose.	Directors may act notwithstanding vacancies, but only to fill vacancies if less than 2
93.	The Directors may from time to time appoint one or more of their body to be the Managing Director (or Chief Executive Officer) or Managing Directors (or Chief Executive Officers) for such period and upon such terms as they think fit, and may from time to time remove him or them from office and appoint another or others in his or their places. The remuneration of a Managing Director (or Chief Executive Officer), if any, may be by way of salary or commission or participation in profits or by any or all of those modes.	Directors may appoint Managing Directors
94.	A Managing Director (or Chief Executive Officer) shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases to hold the office of Director he shall ipso facto immediately cease to be a Managing Director (or Chief Executive Officer).	Provisions to which Managing Directors will be subject
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95.	The Directors may delegate any of their powers, other than the powers to borrow and make calls, to the Managing Director (or Chief Executive Officer) or to committees consisting of such members of their body as they think fit. The Managing Director (or Chief Executive Officer) or any committee so formed shall in the exercise of the power so delegated conform to any regulations that may be imposed upon them by the Directors.	Directors may delegate powers
96.

(1)       A Director may hold any other office or place of profit under the Company (except that of auditor) and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director, and on such terms as to remuneration and otherwise as the Directors shall determine. A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as vendor, purchaser, shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.

(2)       The appointment of any Director to any executive office shall not automatically determine if he ceases to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(3)       The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

Holding of office in other companies Exercise of voting power
97.	All acts done bona fide by the Directors, or by a committee of Directors, or by any person acting as a Director, shall notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director, or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified to be a Director.	All acts done by Directors to be valid
98.	The Company may exercise the powers conferred by the Act with regard to having an official seal for use in any place outside Singapore as referred to in Section 41(7) of the Act which shall be a facsimile of the Seal with the addition on its face of the name of the place where it is to be used and the person affixing such official seal shall, in writing under his hand, certify on the instrument to which is it affixed the date on which and the place at which it is affixed.	Official Seal
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99.	The Directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the Directors under the provisions of this Constitution) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.	Attorney
100.	A Director may, by notice in writing to the Company and subject to the approval of the board of Directors, appoint any person to be his alternate Director.	Alternate Director
101.	The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office, or if his appointor ceases to be a Director or removes the alternate from office by notice in writing to the Company.
102.	An alternate Director shall (except when absent from Singapore) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director. If he shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative. If his appointor is for the time being absent from Singapore or temporarily unable to act through ill health or disability, the alternate Director's signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director.
103.	An alternate Director shall be subject to the provisions of this Constitution but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.
104.	An alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote.
105.	A Director shall continue in office until he is removed or the office is vacated pursuant to the provisions of this Constitution.	Continuation of office of Directors
106.	The Company may by ordinary resolution appoint or remove any Director.	Directors may be removed by ordinary resolution
PROCEEDINGS OF DIRECTORS
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107.	The Directors or any committee of Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meeting as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined, 2 Directors shall be a quorum but if the Company has only one Director, that Director shall form the quorum, and constitute a meeting. Questions arising at any meeting shall be decided by a majority of votes of the Directors present, each Director having one vote. Notwithstanding anything in this Constitution, if the Company has only one Director, the Director may pass any Directors’ resolution, by recording the resolution and signing the record.	Meeting of Directors Quorum
108.	Directors may participate in a meeting by means of video conference, conference telephone or other similar communication means whereby all persons participating in the meeting can hear each other, without a Director or Directors being in the physical presence of another Director or other Directors, and participation in the meeting in such manner shall be deemed to constitute presence in person at such meetings. The meeting shall be deemed to be held at the place where the chairman of the meeting participates in the meeting. Voting may be done verbally or otherwise by each participant according to procedures decided by the chairman in such manner as to permit the accurate recording of each vote.	Directors may meet by video conference or other similar communication
109.	At the request of any Director, the Secretary shall summon a meeting of the Directors by notice served upon the several Directors. No notice need be served on any Director absent from Singapore except that if he has appointed an alternate Director present in Singapore, the notice shall be served on the alternate Director.	Director may call meeting of board
110.	The Directors or any committee of Directors shall from time to time elect a chairman who shall preside at meetings, but if no such chairman be elected, or if at any meeting the chairman be not present within 15 minutes after the time appointed for holding the same, a substitute for that meeting shall be appointed by such meeting.	Chairman
111.	A resolution in writing or copies thereof signed under hand by a majority of the Directors (or their alternates), shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more of the Directors. The expressions “in writing” and “signed” include approval by facsimile, or electronic communication by any such director. At any one time when the Company has a sole director, a resolution signed by that sole director shall for all purposes, be deemed to have been duly passed.	Resolution in writing
THE SEAL
112.	The Company may have a Seal. Where the Company has a Seal, the Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.	Custody of Seal
MINUTES
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113.	The Directors shall cause minutes to be duly made of all appointments of officers, and the names of Directors present at each meeting of Directors or committee of Directors, and all resolutions and proceedings of general meetings and meetings of Directors and committees of Directors (including all written resolutions of the Company or of the Directors). Any minutes of meetings of the Directors or any committee of Directors or the Company if purported to be signed by the chairman of such meeting or by the chairman at the next succeeding meeting, or in the case of a written resolution of the Company, purported to be formally agreed by the requisite number of members and in the case of a written resolution of the Directors, purported to be signed by the requisite number of Directors, shall be receivable as prima facie evidence of the matters stated in such minutes or resolution.	Minutes to be made
AUTHENTICATION OF DOCUMENTS
114.	Any Director or Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee of Directors, and any books, records, documents, financial statements or accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or financial statements are not kept at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting. Any authentication or certification made pursuant to these presents may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.	Power to authenticate documents
DIVIDENDS AND RESERVE FUND
115.	Subject to section 403 of the Act, the Directors may with the sanction of a general meeting from time to time declare a dividend, but no such dividend shall be payable except out of the profits of the Company. Provided that when in the opinion of the Directors the profits of the Company permit, they may in their discretion declare and pay interim dividends.	Dividends
116.	The Directors may, before recommending such dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, which shall at the declaration of the Directors be applicable for meeting contingencies, for the gradual liquidation of any debt or liability of the Company, or for repairing or maintaining the buildings and property connected with the business of the Company, or shall, with the sanction of the Company in general meeting, be as to the whole or in part applicable for distribution by way of bonus among the members or employees of the Company for the time being, on such terms and in such manner as the Company in general meeting shall from time to time determine, and the Directors may invest the sums from time to time set apart as a reserve fund upon such securities other than the shares of the Company as they may select, with full power to employ the assets constituting the reserve fund in the business of the Company, and without being bound to keep them separate from the other assets.	Reserve fund
117.	The Directors may deduct from any dividend payable to any member all such sums of money (if any) as may be due and payable by him to the Company on any account.	Unpaid calls and debts may be deducted from dividends
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118.	Every dividend warrant shall be sent by post to the last registered address of the member entitled thereto, and the receipt of the person whose name at the date of the declaration of the dividend appears on the Register as the owner of the share, or, in the case of joint holders, of the holder whose name at the date aforesaid appears first on the Register, or of any person presenting a power of attorney from the holders of which the Company shall have had no notice of cancellation, shall be good discharge to the Company for all payments made in respect of such share. Payment of dividend to a member may be made by the Company by any form of electronic or telegraphic means available, including direct credit to the member’s bank account, with a notification to the member of such payment.	Dividend warrant to be sent to members by post
119.	No unpaid dividend, bonus or interest shall bear interest as against the Company. Payment of dividend to a member may be made by the Company by any form of electronic or telegraphic means available, including direct credit to the member’s bank account, with a notification to the member of such payment.	Unpaid dividends not to bear interest
CAPITALISATION
120.	Any general meeting declaring a dividend or bonus may resolve that such dividend or bonus be paid wholly or in part by the distribution of specific assets, and in particular of paid up or partly paid up shares, debentures or debenture stock of the Company, or paid up or partly paid up shares, debentures or debenture stock of any other company, or in any one or more of such ways, and may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing and available for dividend be capitalised and distributed by way of bonus amongst the members in accordance with their rights on the footing that they become entitled thereto as capital, and that all or any part of such bonus be applied on behalf of the members in paying up in full any unissued shares of the Company, and that such unissued shares so fully paid be distributed accordingly amongst the members in the proportions in which they are entitled to receive dividends, and shall be accepted by them in full satisfaction of the said bonus.	Capitalisation of profits
121.	The Directors shall give effect to any resolution passed under the provisions of paragraph 120 of this Constitution, and where any difficulty arises in regard to the distribution, they may settle the same as they think expedient and, in particular, may disregard fractional entitlements or may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all parties, and may invest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or bonus as may seem expedient to the Directors. Where necessary, a proper contract shall be filed in accordance with the Act, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or bonus and such appointment shall be effective.	Directors to give effect to capitalisation of profits
FINANCIAL STATEMENTS
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122.	The Company shall cause to be kept such accounting and other records as will sufficiently explain the transactions and financial position of the Company and enable true and fair financial statements and any documents required to be attached thereto be prepared from time to time, and shall cause to be kept in such manner as to enable them to be conveniently and properly audited.	Financial statements to be kept
123.	The financial statements and other records of the Company, whether in electronic form or in hard copy, shall be kept at the Office, or at such other place or places as the Directors think fit.	Location of financial statements
124.	The Directors shall from time to time determine whether in any particular case or class of cases or generally, and at what times and places and under what conditions or regulations, the financial statements and other records of the Company, or any of them, shall be open to the inspection of members, and no member shall have any right of inspecting any financial statements and other records of the Company, except as conferred by the Act or authorised by the Directors or by resolution of the Company in general meeting.	Financial statements and other records may be inspected by members
125.	Subject to any relevant exemption under the Act, at least once in every year, the Directors shall cause to be prepared and to be laid before the Company in general meeting (unless a resolution to dispense with annual general meetings is in force) the financial statements and other documents as required by and in accordance with the provisions of the Act and within such period as prescribed by the Act. All such financial statements shall comply with the requirements of the Accounting Standards and give a true and fair view of the financial position and performance of the Company, and the same shall be sent to all persons entitled to receive notice of such meeting not less than 14 days before the date of the meeting, or if a resolution to dispense with annual general meeting is in force, not less than 28 days before the end of the period allowed in the Act from the laying of the same. The same may be given, sent or served using electronic communication in the manner permitted by the Act.	Yearly financial statements
AUDIT AND AUDITORS
126.	An Auditor shall be appointed and his duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.	Auditors
SECRETARY
127.	The Directors may from time to time by resolution appoint any person or persons to be the Secretary who shall be a Singapore resident and have the requisite knowledge, experience and qualifications prescribed by the Act and the Directors may in the manner aforesaid remove any person so appointed from office and may appoint another person in his or her place. The Directors may also appoint assistant or deputy secretaries.	Secretary
NOTICE
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128.	Subject to the Act and to the foregoing provisions of this Constitution, any notice communication or other document (each a “Notice”) may be served by the Company upon any member or a Director either personally or by sending it through the post in a prepaid letter or by way of facsimile transmission, or by electronic mail or other electronic communication, addressed to such member or Director at his registered address as recorded in the Register.	How notice to be served on members
129.	Each member and each Director shall from time to time notify in writing to the Company his address (including his facsimile number and his electronic mailing address, if any) for the purpose of paragraph 128 of this Constitution.	Address for service of members
130.	Any Notice sent by post shall be deemed to have been served on the day after the envelope containing the same is posted, and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and put in the post office box. Any Notice sent by the Company by facsimile or electronic mail or other electronic communication shall be deemed to have been served on the day of transmission, subject to the Company’s facsimile machine generating a report confirming the successful transmission of the entire Notice (in the case of facsimile), and no notice of undelivered mail having been received by the Company from the server or transmitting device (in the case of electronic mail).	When notice by post deemed to be served
131.	Any person who, by operation of law, transfer, or other means whatsoever, shall become entitled to any share shall be bound by every Notice in respect of such share which previously to his name and address being entered in the Register shall be duly given to the person from whom he derives his title to such share.	Transferees to be bound by prior notices
132.	Any Notice delivered or sent by post to or left at the registered address of any member or otherwise served in pursuance of the provisions of this Constitution shall, notwithstanding such member be then deceased and whether or not the Company shall have notice of his death, be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of the provisions of this Constitution be deemed sufficient service of such Notice or document on his executors or administrators and all persons (if any) jointly interested with him in any share. The signature to any Notice to be given by the Company may be written, printed or affixed by electronic means.	Notice valid though member deceased
133.	Where a given number of day's notice or notice extending over any other period is required to be given, the day of service and the day for which such Notice is given shall not be included in such number of days or other period.	Reckoning of time
134.

Any notification, communication, requisition, or other document (each a “Notice”) to the Company from any member or Director, shall be actually delivered to or received by the Company at the Office or (if any) to such address as may be specified by the Company for that purpose, and in the case of a facsimile shall be deemed to be received by the Company on the date of transmission, provided that the sender’s facsimile machine has generated a transmission OK report for the entire Notice, and the original Notice (with the original signature of the member or the Director, if applicable) is posted to the Company at the Office or (if any) to such address as may be specified by the Company for that purpose, within 24 hours of transmission.

INDEMNITY
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135.	Subject to the provisions of and so far as may be permitted by the Act, every Director, manager, Secretary and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses and expenses which any such officer or servant may incur or become liable to incur by reason of any contract entered into or act or deed done by him as such officer or servant or in any way in the discharge of his duties, including reasonable hotel, travelling and other expenses.	Indemnity by Company
136.	Subject to the provisions of and so far as may be permitted by the Act, no Director or other officer of the Company shall be liable for the acts, receipt, neglects, or defaults of any other Director or officer, or for joining in receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom monies, securities or effects shall be deposited, or for any loss or damage occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happens through his own wilful act, neglect or default.	Individual responsibility of Directors
WINDING UP
137.	If the Company is wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital of the Company, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively, and if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively. This paragraph is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.	Distribution of assets
138.	If the Company is wound up, whether voluntarily or otherwise, the liquidator may, with the sanction of a special resolution, divide amongst the members in specie or in kind the whole or any part of the assets of the Company, and may, with the like sanction, vest the whole or any part of such in trustees upon such trusts for the benefit of the contributories or any of them as the liquidator, with the like sanction, thinks fit.	Distribution of assets in specie

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